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                                                                   EXHIBIT 16.1

                              BEDFORD CURRY & CO.
                             CHARTERED ACCOUNTANTS


March 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

     Re: Voice Mobility International, Inc.

Ladies and Gentlemen:

     We have read Item 4 of Voice Mobility International, Inc.'s Current Report on Form 8-K dated March 10, 2000 and are in agreement with the statements contained in Item 4(a) therein.


                                      Yours very truly,

                                      /s/ BEDFORD CURRY & CO.
                                      -----------------------
                                      BEDFORD CURRY & CO.
                                      CHARTERED ACCOUNTANTS